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                                                                    EXHIBIT 23.2
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sterling Software, Inc. (the "Company"), pertaining to the Sterling Software, Inc. 1999 Employee Stock Option Plan of our report dated November 6, 1998, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 1998, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP


Dallas, Texas
May 11, 1999